Transition Agreement and General Release
February 1, 2023
Dear Crystal Sumner:
This Transition Agreement and Release (the “Agreement”) sets forth the agreement between you and Blend Labs, Inc., Blend Insurance Agency, Inc., Blend Title Insurance Agency, Inc., Blend Operations, Inc. Blend Brokerage, Inc. dba Blend Realty, and Title365 Company (collectively, the “Company”) regarding your employment and the end of your employment with the Company. In consideration of the mutual covenants and promises contained in this Agreement, you and the Company hereby agree as follows:
1.Separation Date and Transition Period. You and the Company agree that your employment will end on February 1, 2023 (“Separation Date”). You and the Company also agree that you will transition your work and provide advice and assistance to current employees (“Transition Duties”) from February 1, 2023 to February 12, 2023 (the “Transition Period”).

2.Final Wages. You will receive payment for all final wages earned by you through the Separation Date, regardless of whether you execute this Agreement. You cannot sign this Agreement before the Separation Date and it will not be effective or valid if it is signed before that date.

3.Transition Pay. You understand and acknowledge that you are not entitled to separation pay pursuant to Company policy, by contract, or otherwise unless you execute this Agreement on or after the Separation Date. In exchange for your performance of Transition Duties during the Transition Period, execution of this Agreement, and release of claims and other promises in this Agreement, the Company will make a lump sum payment to you in the gross amount of $77,884.62, less all applicable payroll deductions and withholdings (“ TransitionPay”). This amount is intended to represent 9 weeks of your base pay at the end of your employment. If you choose to sign this Agreement, this Transition Pay, less required payroll deductions and withholdings, will be paid to you via direct deposit on the Company’s next regularly scheduled pay day following the Effective Date of this Agreement (as defined in Paragraph 9).

4.Acknowledgments. By accepting the Transition Pay, you understand and acknowledge: (a) you are receiving the Transition Pay because you have entered into this Agreement with the Company and would not otherwise be entitled to receive it; (b) your signing of and your agreement to this Agreement is knowing and voluntary and that you have not been coerced or threatened; (c) you have been paid through the Separation Date all wages, bonuses and other forms of compensation due to you for work performed for the Company; (d) except as otherwise provided in this

Agreement, you are not entitled to receive compensation or benefits of any kind from the Company on or after the Separation Date; (e) you have not suffered or incurred any workplace injury in the course of your employment with the Company on or before the Separation Date, other than any injury that was the subject of an injury report or workers’ compensation claim on or before to the Separation Date; (f) the Company has properly provided you with leave for your or your family members’ health conditions or military service and has not taken any adverse action against you as a result of you requesting or taking any such leave; and (g) you do not have a claim against the Company or any released party for sexual assault, sexual harassment, or unlawful workplace harassment or discrimination, failure to prevent an act of workplace harassment or discrimination, or an act of retaliation against a person for reporting or opposing harassment or discrimination whether or not filed in a court or government agency proceeding, in an alternative dispute resolution forum, or through the Company’s internal complaint processes.

5.Release of All Claims. In consideration for receiving the Transition Pay described in Paragraph 3, to the fullest extent permitted by law, you and your heirs, executors, beneficiaries, successors, assignees, immediate family members, and any other person or entity who could now or hereafter assert a claim in your name or on your behalf waive, release, and forever discharge the Company and its predecessors, successors or past or present parent companies, affiliates, subsidiaries, stockholders, directors, officers, former or current employees, consultants, attorneys, agents, assigns and employee benefit plans (“Released Parties”) from any and all liabilities, claims, wages, agreements, obligations, demands, causes of action, attorneys’ fees and/or expenses known or unknown, suspected or unsuspected, arising out of or in any way connected with your employment with the Company, the end of your employment, and/or any other transactions, occurrences, acts or omissions, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of the Released Parties, or any of them, committed or omitted up to and including the date you execute this Agreement (collectively “Claims”). Without in any way limiting the generality of the foregoing, the Claims which you are waiving and releasing in this Agreement include, but are not limited to: (i) any claim or violation under federal, state, or local Constitution, statute, regulation, ordinance and/or common law that may apply in the context your employment with the Company, including for alleged discrimination, harassment, failure to accommodate, or retaliation, under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Americans With Disabilities Act, the Equal Pay Act, the Genetic Information Nondiscrimination Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the False Claims Act, the Sarbanes-Oxley Act of 2002, the federal and California Worker Adjustment and Retraining Notification Acts, the California Fair Employment and Housing Act, the Illinois

Human Rights Act, the New York State Human Rights Law, the New York City Human Rights Law, the Virginia Human Rights Act, the Virginians with Disabilities Act, the Massachusetts Fair Employment Practices Act, the Massachusetts Overtime Law, the Massachusetts Payment of Wages Law, the Massachusetts Civil Rights Act, the Massachusetts Equal Rights Act, the Massachusetts Equal Pay Act, the Massachusetts Labor and Industries Act, the Massachusetts Privacy Act, the Massachusetts Independent Contractor statute, the Massachusetts Earned Sick Time Law, the New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination, the West Virginia Human Rights Act, any amendments to the foregoing, or any other federal, state, or local statute or common law which forbids discrimination, harassment, or retaliation in any aspect of employment; (ii) any claim of negligence, breach of an express or implied employment contract, violation of public policy, wrongful discharge, conspiracy, fraud, infliction of emotional distress, mental or physical injury, or defamation; (iii) any claim for benefits under any of the Company’s employee benefits plans; and (iv) any claim for reinstatement, equitable relief, or damages of any kind whatsoever.

The scope of what you release in this Agreement includes, but is not limited to, a full general release of any and all Claims or potential Claims that you may have against the Company and/or against any of the other Released Parties, for any and all injunctive relief, declaratory relief, physical injury, personal injury, and injury of any and all other kinds, and/or any and all other kinds of alleged damages, or other monetary obligation, or obligation of any other sort, including but not limited to, any and all compensatory damages, emotional distress damages, punitive damages, costs, attorneys’ fees, and any and all other kinds of damages that are based in whole or in part on any act or omission occurring on or before the date you sign this Agreement.

However, execution of this Agreement does not bar any claim that arises hereafter, including (without limitation) a claim for breach of this Agreement and, if applicable, any claims relating to any extension of the post-termination exercise period applicable to your vested options. This release of claims does not affect your vested rights in and to any benefit plan to which you may be entitled upon your separation.

6.Waiver of Unknown Claims. You acknowledge that you have read section 1542 of the Civil Code of the State of California (“Section 1542”) that provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER,

WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

By signing this Agreement, you are waiving any right or benefit that you have or may have under Section 1542 and under any similar law of any other jurisdiction, or any common law principles of similar effect, to the full extent that you may lawfully waive all such rights and benefits pertaining to the subject matter of this Agreement. You acknowledge that you or your representatives may hereafter discover claims or facts in addition to or different from those that you now know or believe to exist with respect to the subject matter of this Agreement, but that it is your intention in executing this Agreement and in receiving the Transition Pay to fully, finally and forever settle and release all of the matters released herein. In furtherance of this intention, the release herein granted shall be and remain in effect notwithstanding the discovery of any such additional or different claim or facts.

7.Right to Engage in Protected Activity. Nothing in this Agreement shall be construed to waive any right provided by law that is not subject to waiver by private agreement, including (a) claims for worker’s compensation or unemployment benefits; (b) for vested rights under ERISA-covered employee benefit plans as applicable on the date you sign this Agreement; (c) that may arise after you sign this Agreement; or (d) for reimbursement of expenses under the Company's reimbursement policies. In addition, nothing in this Agreement including but not limited to the acknowledgments, release of claims, return of property, confidentiality, and non-disparagement provisions; (e) prevents you from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful or waives your right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when you have been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature; (f) limits or affects your right to challenge the validity of this Agreement under the ADEA or the OWBPA, (g) prevents you from communicating with, filing a charge or complaint with, providing documents or information voluntarily or in response to a subpoena or other information request to, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, law enforcement, or any other any federal, state or local agency charged with the enforcement of any laws, or from responding to a subpoena or discovery request in court litigation or arbitration, or (h) limits you from exercising rights under Section 7 of the National Labor Relations Act or similar state law to engage in protected, concerted activity with other employees. However, by signing this Agreement you are hereby waiving any right to recover any money from the Company or the other Release Parties in any charge, complaint, or lawsuit or other proceeding brought by you or on your behalf by any third party or governmental agency, except for any right you may have to receive a payment or award from a government agency (and not the Company) for information provided to the government agency. Notwithstanding the confidentiality and non-disclosure obligations in this Agreement and otherwise, you understand that as provided by the Federal Defend Trade Secrets Act, you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

8.No Admission. Nothing contained herein shall be construed as an admission or evidence of wrongdoing, violation of any federal, state, or local law, or violation of any Company policy or procedure by either you or the Company or any of its divisions, affiliates or any of their respective officers, directors, or employees.

9.Consideration Period and Effective Date. You acknowledge that you are executing this Agreement voluntarily and without any duress or undue influence with the full intent of releasing all claims as provided herein. You further acknowledge and agree that you:
a. are and have been given a full twenty-one (21) days (the “Consideration Period”) within which to consider this Agreement before executing it, that no changes to this Agreement, whether material or immaterial, shall restart the Consideration Period, and that if you sign this Agreement in fewer than twenty one (21) days you freely and voluntarily waive the remainder of the Consideration Period;
b.have carefully read and fully understand all of the provisions of this Agreement, including the releases contained in this Agreement;
c.have been and are advised by the Company to consult with an attorney prior to deciding whether to accept this Agreement and have had the opportunity to do so;
d.will, in exchange for signing this Agreement, receive consideration (i.e., something of value beyond that which you are already entitled to receive before signing this Agreement);
e.are fully aware of the legal and binding effect of this Agreement;

This Agreement, including the release(s) contained herein, shall become effective and enforceable on the day it is signed by you (the “Effective Date”).
10.No Disparagement. To the fullest extent permitted by law and except as otherwise expressly provided to the contrary herein, you agree that you will never make any negative or disparaging statements (orally or in writing) about the Company or its parent company, subsidiaries, affiliates or any of their respective its stockholders, directors, officers, employees, products, services or business practices.

11.Other Agreements. At all times in the future, you will remain bound by your Proprietary Information and Inventions Agreement (“PIIA”) with the Company, incorporated herein by reference. Except for your PIIA and/or as otherwise expressly provided in this Agreement, this Agreement renders null and void all prior agreements between you and the Company and constitutes the entire agreement between you and the Company regarding the subject matter of this Agreement. This Agreement may be modified only by a written document signed by you and a duly authorized officer of the Company. You represent that you have not relied upon any representations or statements in entering into this Agreement which are not specifically set forth in this Agreement.
12.Company Property. You represent that you have or will return to the Company all property that belongs to the Company, including (without limitation) copies of documents that belong to the Company and files stored on your computer(s) that contain information belonging to the Company. You acknowledge that all documents compiled by you or made available to you during the term of your employment with the Company concerning its business or customers is the Company’s property, whether or not confidential, and have been returned by you to the Company.
13.Construction and Severability. You acknowledge and agree that, in interpreting this Agreement, there will be no presumption against the Company because it is its drafter. If any term of this Agreement, with the exception of Paragraph 5, is held to be invalid, void or unenforceable, the remainder of this Agreement will remain in full force and effect and will in no way be affected, and the parties will use their best efforts to find an alternate way to achieve the same result. In the event that Paragraph 5 is held to be illegal, unenforceable or void, then this Agreement shall be deemed null and void, and you agree to re-pay to the Company the Transition Pay.

14.Choice of Law. This Agreement will be construed under the law of the state in which you last worked for the Company.

15.Unemployment Insurance. The Company will not contest your eligibility for unemployment insurance benefits following the Separation Date. However, the Company reserves the right to truthfully and fully answer any inquiries from any government agency regarding your application for unemployment benefits.

16.References. The Company agrees that, in response to any request submitted to its Human Resources Department for references regarding your employment, the Company will release only your dates of employment and position(s) held.

17.Execution. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one agreement. Execution of a facsimile copy will have the same force and effect as execution of an original, and a facsimile signature will be deemed an original and valid signature.
18.Cooperation. You agree to furnish information and assistance as may reasonably be requested by the Company in connection with any investigation, claims, charges or litigation in which it, or any of its parent, subsidiaries or affiliated entities is, or may become involved. Such information and assistance shall be furnished at mutually agreeable times and the Company shall reimburse you for reasonable out of pocket expenses associated with such cooperation.

19.Successors and Assigns. This Agreement shall bind and shall inure to the benefit of the successors and assigns of each party to this Agreement. With respect to you, this Agreement shall also bind and inure to the benefit of your heirs and assigns.

20.Captions. The parties to this Agreement understand and agree that any captions utilized in this Agreement are for convenience only, and do not operate to explain or limit the provisions of this Agreement.

Please indicate your agreement with the above terms by signing below.
Very truly yours,
Blend Labs, Inc.
By:
Lisa Fowler
Head of People
This Agreement will not be effective or valid if you sign it before the Separation Date.

I have read this Agreement, and I understand its legal and binding effect. I am acting voluntarily, deliberately, and of my own free will in executing this Agreement, and have all of the information needed to make an informed decision to sign this Agreement. I have been given notice of and an opportunity to retain and consult with an attorney or my own prior to executing this Agreement, and I have been given an opportunity to ask questions that I might have about this Agreement. I understand that I cannot pursue any of the claims and rights that I have waived in this Agreement at any time in the future, except as otherwise set forth in this Agreement.

    ______________
Signature of Crystal Sumner
Dated: _____________
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